AMENDMENT TO THE CUSTODIAN AGREEMENT BETWEEN THE ADVISORS' INNER CIRCLE FUND III
           AND BROWN BROTHERS HARRIMAN & CO, DATED NOVEMBER 25, 2014

THIS AMENDMENT to the custodian agreement between Advisors' Inner Circle Fund Ill (the "Trust"), acting on behalf of one or more of its series listed in
Schedule 1 attached thereto and Brown Brothers Harriman & Co, ("BBH&Co." or the "Custodian") dated November 25, 2014, as amended from time to time (the "Agreement") is made as of November 6, 2015 (the "Amendment"),

                              W I T N E S S E T H.

WHEREAS, the Trust and the Custodian have entered into the Agreement and the parties now wish to amend the Agreement to add additional series of the Trust to
Schedule 1 of the Agreement; and WHEREAS, the Agreement may be amended by written agreement of both the Trust and the Custodian; NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Trust and the Custodian hereby agree, as follows;

     1. The PineBridge Dynamic Asset Allocation Fund and the Chiron Capital Allocation Fund shall each be added to the Agreement as a new Fund (as defined in the Agreement) and hereinafter shall also be included when a reference to "Fund" is made in this Amendment or the Agreement, as applicable, Schedule 1 to the Agreement is hereby deleted in its entirety and replaced by Schedule 1 attached hereto.

     2. Except as amended hereby all other provisions in the Agreement shall remain the same.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment be duly executed as of the date first above written.

BROWN BROTHERS HARRIMAN & CO.                THE ADVISORS' INNER CIRCLE FUND III

By: /s/ Elizabeth E. Prickett                By: /s/  Dianne Descoteaux
    -------------------------                    -----------------------------
Name: Elizabeth E. Prickett                  Name: Dianne Descoteaux
Title: Managing Director                     Title: Vice President & Secretary


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                                   SCHEDULE I
                                       TO
 THE CUSTODIAN AGREEMENT BETWEEN THE ADVISORS' INNER CIRCLE FUND III AND BROWN
                BROTHERS HARRIMAN & CO. DATED NOVEMBER 25, 2015

                      LIST OF FUNDS AS OF NOVEMBER 6, 2015

Knights of Columbus Core Bond Fund
Knights of Columbus International Equity Fund
Knights of Columbus Large Cap Growth Fund
Knights of Columbus Large Cap Value Fund
Knights of Columbus Small Cap Equity Fund
Knights of Columbus Limited Duration Bond Fund
Logan Circle Partners Multi-Sector Fund
Logan Circle Partners High Yield Fund
Logan Circle Partners Core Plus Fund
Amundi Smith Breeden Total Return Bond Fund
PineBridge Dynamic Asset Allocation Fund
Chiron Capital Allocation Fund